Exhibit 4.1

Synergy Pharmaceuticals INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE Inc. CUSIP 871639 30 8 SEE REVERSE FOR CERTAIN DEFINITIONS I I • 1 I J I r "-<' I " "tl :;J=: FULLY-PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $0.0001 PAR VALUE, OF Jc> m,.... h b b "tl :J: )> en ..... ;>; ..... :IJ 0 ("") Jz> e..n., m _:IJ z President ''" ·'" "" I ?§ "" )S: "'" "'"" ' :ss: r

Synergy Pharmaceuticals Inc. The Corporation will furnish to any stockholder, upon request without charge, a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification s, limitations or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, s hall be construed as though they were written out in full according to applicable law s or regularion s: UNIF GIFT MIN ACT-Custodian _ TEN COM TEN ENT JTTEN - as tenants in common - as tenants by the entireties -as joint tenants with right of survivorship and not as tenants in common (Cust) (Minor) under Uniform Gifts to Minors Act------------------- (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Please print or typewrite names and address including postal zip code of assignee Shares of the Common Stock represented by the within Certificate, and do hereby constitute and appoint Attomey to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated SIGNATURE Signature(s) Guaranteed: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C.RULE 17Ad 15.